UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2005

AirTran Holdings, Inc.

(Exact name of registrant as specified in its charter)

State of Incorporation: Nevada

Commission file number: 1-15991        I.R.S. Employer Identification No: 58-2189551

9955 AirTran Boulevard, Orlando, Florida 32827

(Address of principal executive offices) (Zip Code)

(407) 251-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Material Definitive Agreements.

On May 23, 2005, AirTran Holdings, Inc., the parent company of AirTran Airways, Inc., announced the ratification of a new collective bargaining agreement reached on April 29, 2005, with the Association of Flight Attendants-CWA, AFL-CIO (AFA). The new 42-month agreement replaces an agreement which became amendable on October 20, 2002.

The contract covers approximately 1,300 employees and includes new pay scales with longevity steps up to 15 years. Flight pay for flight attendants will be calculated based on door close to block-in, in the same manner that is used for pilots. Training pay will be based on hours not a flat dollar amount. Per diem amounts will increase and match the amounts paid to the pilots. Vacation will accrue at new rates effective January 1, 2005.

The Association of Flight Attendants—CWA, AFL-CIO, Flight Attendant Labor Contract with AirTran Airways, Effective June 1, 2005, Amendable December 1, 2008 is filed herewith as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

10.1	Association of Flight Attendants-CWA, AFL-CIO, Flight Attendant Labor Contract with AirTran Airways, Effective June 1, 2005, Amendable December 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AirTran Holdings, Inc.
(Registrant)

Date: May 26, 2005	/s/ Richard P. Magurno
Richard P. Magurno Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Association of Flight Attendants—CWA, AFL-CIO, Flight Attendant Labor Contract with AirTran Airways, Effective June 1, 2005, Amendable December 1, 2008